Exhibit 99.1

Extraordinary General Meeting of Shareholders of

NXP Semiconductors N.V.

To Be Held On [DATE], 2015

at High Tech Campus 60, Eindhoven 5656 AG, the Netherlands

VOTE ON THE INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on [DATE]. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to authorize your vote.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on [DATE]. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NXP Semiconductors N.V., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

Attend the special meeting at High Tech Campus 60, Eindhoven 5656 AG, the Netherlands on [DATE], commencing on [TIME].

Please detach at perforation before mailing.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ☑

The board of directors (the “board”) of NXP Semiconductors N.V. (“NXP”) recommends a vote “FOR” Proposals 1-A, 1-B and 1-C (which are being voted as one single item), “FOR” Proposal 2-A and “FOR” Proposal 2-B.

1-A.

The proposal to approve (within the meaning of article 2:107a of the Dutch Civil Code) the completion by NXP of the merger (the “merger”) of Nimble Acquisition Limited, a wholly-owned, indirect subsidiary of NXP (“Merger Sub”), with and into Freescale Semiconductor, Ltd. (“Freescale”), with Freescale surviving the merger as a wholly-owned, indirect subsidiary of NXP and the other transactions contemplated by the Agreement and Plan of Merger (the “merger agreement”), dated as of March 1, 2015 and as may be amended from time to time, by and among Freescale, NXP and Merger Sub.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
1-B.	The proposal to authorize the board for a period of 18 months, i.e., until and including [DATE], to issue up to 125,000,000 NXP ordinary shares, par value EUR 0.20 per share (each, an “NXP ordinary share”), and to authorize the board to deliver the NXP ordinary shares held in treasury in connection with the merger, in each case, as payment of the portion of the merger consideration (as described in the accompanying joint proxy statement/prospectus) consisting of NXP ordinary shares in accordance with the merger agreement.
1-C.	The proposal to authorize the board for a period of 18 months, i.e., until and including [DATE], to grant the right to acquire up to 12,500,000 NXP ordinary shares in connection with the assumption by NXP of the stock options, unvested restricted share units and unvested performance-based restricted share units granted by Freescale as further described in the section entitled “The Merger Agreement—Treatment of Freescale Equity Awards” in the accompanying joint proxy statement/prospectus.
2-A.	The proposal to appoint Gregory L. Summe as non-executive director of NXP, effective as of the effective time of the merger and for a term ending at the close of the first NXP annual general meeting held after such effective time.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2-B.	The proposal to appoint Peter Smitham as non-executive director of NXP, effective as of the effective time of the merger and for a term ending at the close of the first NXP annual general meeting held after such effective time.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Meeting Attendance: Mark the box to the right if you plan to attend the special meeting.     ☐

Note: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give the full title as such. Joint owners should each sign personally. All holders must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature and Title, if applicable	Signature and Title (if held jointly)	Place and Date

PLEASE MARK, SIGN AND DATE THIS PROXY CARD PROMPTLY AND RETURN IT USING THE ENCLOSED ENVELOPE.

NXP SEMICONDUCTORS N.V.

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON [DATE], 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF NXP SEMICONDUCTORS N.V.

The undersigned shareholder(s) of NXP Semiconductors N.V. (the “Company”) hereby constitute(s) and appoint(s) Mr. R.W. Clumpkens, civil law notary in Amsterdam, the Netherlands, as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Extraordinary General Meeting of Shareholders of the Company to be held at High Tech Campus 60, Eindhoven 5656 AG, the Netherlands, on [DATE], commencing at [TIME], the number of votes the undersigned would be entitled to cast if present.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF THE COMPANY.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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